Exhibit 5.1
GIBSON, DUNN & CRUTCHER LLP
Lawyers
A REGISTERED LIMITED LIABILITY PARTNERSHIP
INCLUDING PROFESSIONAL CORPORATIONS

200 Park Avenue New York, New York 10166-0193
(212) 351-4000
www.gibsondunn.com
April 23, 2009

Direct Dial	Client Matter No.
(212) 351-4000	C 19783-00017

Fax No.
(212) 351-4035
Celanese Corporation
1601 West LBJ Freeway
Dallas, TX 75234-6034

Re:	Offering of Deferred Compensation Obligations pursuant to the Celanese Corporation Deferred Compensation Plan
Ladies and Gentlemen:
     We have examined the Registration Statement on Form S-8 (the “Registration Statement”), of Celanese Corporation, a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to an aggregate of $10,000,000 of deferred compensation obligations (“Deferred Compensation Obligations”) to be issued under the Celanese Corporation Deferred Compensation Plan (the “Plan”).
     In addition to examining the Registration Statement, we have examined the Plan and the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. We also have made such other investigations as we have deemed relevant and necessary or appropriate in connection with the opinion hereinafter set forth.
     In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the Plan that would expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder. Finally,

GIBSON, DUNN & CRUTCHER LLP
Celanese Corporation
April 23, 2009

we have assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.
     Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Deferred Compensation Obligations, when issued in accordance with the terms of the Deferred Compensation Plan, will constitute legal, valid and binding obligations of the Company.
     The opinion set forth herein is subject to the following assumptions, qualifications, limitations and exceptions:
     A. The opinion set forth above is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors’ rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.
     B. We express no opinion regarding the effectiveness of any waiver (whether or not stated as such) contained in the Plan of the rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity or any provision in the Plan relating to indemnification, exculpation or contribution.
     C. We render no opinion herein as to matters involving the laws of any jurisdiction other than the United States of America and the Delaware General Corporation Law. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinion above. This opinion is limited to the effect of the current state of the laws of the United States of America and, to the limited extent set forth above, the Delaware General Corporation Law and the facts as they currently exist.
     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

GIBSON, DUNN & CRUTCHER LLP
Celanese Corporation
April 23, 2009

Very truly yours,
/s/ Gibson, Dunn & Crutcher LLP